Exhibit 5.1

May 12, 2017

Veritone, Inc.

3366 Via Lido

Newport Beach, CA 92663

Re:	Veritone, Inc. - Registration Statement on Form S-8 for an Aggregate of 7,600,000 Shares of

Common Stock (the “Shares”)

Dear Ladies and Gentlemen:

We have acted as counsel to Veritone, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of (i) 4,600,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable under the Company’s 2014 Stock Option/Stock Issuance Plan (the “2014 Plan”); (ii) 2,000,000 shares of the Company’s Common Stock issuable under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”), and (iii) 1,000,000 shares of the Company’s Common Stock issuable under the Company’s Employee Stock Purchase Plan (together with the 2014 Plan and the 2017 Plan, the “Plans”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, the Plans and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company (and the consideration therefore received) in the manner and on the terms described in the Plans, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Delaware General Corporation Law.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission thereunder.

Very truly yours,

/S/ MORGAN, LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP

600 Anton Boulevard
Suite 1800
Costa Mesa, CA 92626-7653	+1.714.830.0600
United States	+1.714.830.0700